EXHIBIT 10.15

AMENDMENT TO

THE WATSCO, INC. PROFIT SHARING RETIREMENT PLAN AND TRUST

Effective January 1, 2006, and except as otherwise specified herein, the Watsco, Inc. Profit Sharing Retirement Plan and Trust (hereinafter referred to as the “Plan”) is hereby amended as provided herein.

WHEREAS, Watsco, Inc. (hereinafter referred to as the “Employer”) heretofore adopted the restated Plan effective January 1, 2002; and

WHEREAS, the Plan consists of the T. Rowe Price Trust Company 401(k) Prototype Retirement Plan and Trust Agreement (hereinafter referred to as the “Basic Plan Document”) and the T. Rowe Price Trust Company 401(k) Retirement Plan Adoption Agreement (hereinafter referred to as the “Adoption Agreement”); and

WHEREAS, Section 14.1(b) of the Basic Plan Document provides that the Employer may change the choice of options in the Adoption Agreement at any time; and

WHEREAS, the Employer desires to change the options in the Adoption Agreement as provided herein;

NOW, THEREFORE, the Plan is hereby amended as follows:

First Change

Section 4.1 of the Adoption Agreement, Participation Requirements, is hereby deleted in its entirety and shall hereafter read as follows:

Participation Requirements. All Employees shall be eligible to participate in this Plan in accordance with the provisions of Article II of the Plan, except the following:

☒	Employees who have not attained age 21;
☒	Employees who have not completed 3 months of service;
☒	Employees included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining between the Employer and employee representatives. Employee representatives do not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer;
☒	Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States;
☒	Leased Employees

Second Change

Section 4.2 of the Adoption Agreement, Entry Dates, shall be hereby deleted in its entirety and shall hereafter read as follows:

The Entry Dates shall be:

c)	☒ the first day of each Plan Year and the first day of each month thereafter.

Third Change

Section 5.2 of the Adoption Agreement, Compensation for a Plan Year, is hereby deleted in its entirety and shall hereafter read as follows:

Compensation for the Plan Year will mean:

a)	☒ Compensation paid to the Employee by the Employer during the entire Plan Year.

Fourth Change

Section 6.1 of the Adoption Agreement, Elective Deferrals, is hereby deleted in its entirety and shall hereafter read as follows:

b)	☒ A Participant may elect to defer an amount up to 100% of his or her Compensation paid during a pay period.

Fifth Change

Section 7.1(c) of the Adoption Agreement, Eligibility for Matching Employer Contributions, is hereby deleted in its entirety and shall hereafter read as follows:

A Participant shall be eligible to receive a Matching Contribution (whether mandatory or discretionary) for a Plan Year only if:

☒	his employment with the Employer terminates during the Plan Year by reason of death, retirement on or after Early Retirement Age, if applicable, or Normal Retirement Age, or Total and Permanent Disability; OR
☒	he completes at least 12 months of service elapsed from the Employee’s date of hire; and
☒	he completes at least 1,000 Hours of Service during the Plan Year; and
☒	he is employed by the Employer on the last day of the Plan Year

In all other respects, the Plan is hereby ratified and affirmed.

IN WITNESS WHEREOF, and as evidence of its adoption of this amendment to the Watsco, Inc. Profit Sharing Retirement Plan and Trust, the Employer has caused this document to be executed by its duly authorized officers.

Watsco, Inc.

Witness:	By:	/s/ Ana M. Menendez
Print Name:	Print Name:	Ana M. Menendez
	Title:	Chief Financial Officer
	Date:	January 1, 2006

The Trustees of the Plan hereby acknowledge receipt of the foregoing amendment to the Watsco, Inc. Profit Sharing Retirement Plan and Trust.

T. Rowe Price Trust Company

Witness:	/s/ Sharon M. Marshall	By:	/s/ David M. Abbey
Print Name:	Sharon M. Marshall	Print Name:	David M. Abbey
		Title:	Vice President
		Date:	February 24, 2006